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                                                                 Exhibit 10(iii)

                      Sutherland, Asbill & Brennan, L.L.P.

1275 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2404

Susan S. Krawczyk

                                           April 28, 1997

Board of Directors
New England Life Insurance Company
501 Boylston Street
Boston, Massachusetts 02116

  Re: New England Variable Annuity Separate Account

Ladies and Gentlemen:

  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 for certain variable annuity contracts issued through New England Variable Annuity Separate Account (File No. 33-85442). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,

                              SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                              By: Susan S. Krawczyk